Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 53 to Registration Statement No. 2-92665 on Form N-1A of our reports dated May 27, 2005 relating to the financial statements of Excelsior Funds, Inc. (comprising International Fund, Pacific/Asia Fund, Emerging Markets Fund, Money Fund, Government Money Fund, Treasury Money Fund, Core Bond Fund (formerly, Managed Income Fund), Intermediate-Term Bond Fund (formerly, Intermediate-Term Managed Income Fund), Small Cap Fund, Value and Restructuring Fund, Energy and Natural Resources Fund, Blended Equity Fund, Large Cap Growth Fund, Short-Term Government Securities Fund and Real Estate Fund) appearing in the Annual Reports to Shareholders of Excelsior Funds, Inc. for the year ended March 31, 2005, which are incorporated by reference in the Statement of Additional Information, which is incorporated by reference in the Core Bond Fund Institutional Shares Prospectus, which are parts of such Registration Statement, and to the reference to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

DELOITTE & TOUCHE LLP

New York, New York

September 20, 2005